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                                                                   EXHIBIT 10.28



                               THE TOWN OF GRIFTON


STATE OF NORTH CAROLINA       )  RESOLUTION TO APPROVE AN
                              )  AMENDMENT TO ORD NO. 97-06
COUNTY OF GREENE              )  CABLE TELEVISION FRANCHISE
                              )  ORDINANCE - FALCON CABLE
TOWN OF GRIFTON



WHEREAS, the Board of Commissioners adopted a Cable Television Franchise Agreement with Falcon Cable Media on December 9, 1997; and

WHEREAS, said Ordinance No. 97-06, as adopted, contains various inconsistencies which need to be corrected;

NOW THEREFORE, BE IT RESOLVED AND ADOPTED that the Town Board of Commissioners of the Town of Grifton hereby approves the following amendments to said
Ordinance:

Any reference to Falcon Cable Media or Falcon shall be replaced with Enstar Income Program 1984-1, L.P.

RESOLVED AND ADOPTED, this the 14 day of April, 1998.

ATTEST BY:                             TOWN OF GRIFTON



By:      /s/ Patricia Bryan            By:      /s/ Marian N. McLawhorn
   ----------------------------           --------------------------------------
         Town Clerk                             Mayor



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       AN ORDINANCE BY THE BOARD OF COMMISSIONERS OF THE TOWN OF GRIFTON
                  CONSENTING TO THE CABLE TELEVISION FRANCHISE
     AGREEMENT (FRANCHISE ORDINANCE) BETWEEN THE TOWN OF GRIFTON AND FALCON
                                  CABLE MEDIA


         WHEREAS, the Town of Grifton (Town) has entered into a cable television Franchise Agreement with Falcon Cable Media ("Falcon"), which agreement expires on or about March 9, 1997; and

         WHEREAS, the Town deems it appropriate to continue the Cable TV Franchise Agreement with Falcon Cable Media;

     NOW, THEREFORE, BE IT RESOLVED BY THE BOARD OF COMMISSIONERS THAT THE CABLE TV FRANCHISE AGREEMENT BETWEEN THE TOWN AND FALCON CABLE MEDIA IS
                              APPROVED AS FOLLOWS:

                               ORDINANCE NO. 97-06

                               FRANCHISE AGREEMENT

         THIS AGREEMENT is made and entered into as of this the 9th day of December 1997, by and between the Town of Grifton, North Carolina, hereinafter referred to as "Town" and Falcon Cable Media, hereinafter referred to as "Falcon" located at Post Office Box 236, Holly Ridge, North Carolina 28445.

SECTION 1.   GRANT OF FRANCHISE.

         Falcon is hereby granted for itself and its successors and assignees, subject to the terms and conditions of this Franchise Agreement, the right, privilege, and authority to construct, operate, maintain, and reconstruct a cable communications system within the streets, alleys, and public ways of the Town for the purpose of providing cable television service as defined by the N.C.G.S. 160A-319(b) and including such other services as Falcon may legally provide on its cable communications system, subject to current and future State, Federal, and Local Laws and other regulations and the payment of any applicable fees, services or other compensation directly or indirectly to the Town. Falcon shall provide State-of-The-Art, Town-wide cable communications system to the residents and institutions of the Town in accordance with this Franchise Agreement and Ordinance No. 96-01, entitled the "Town of Grifton's Communications Ordinance," (the "Ordinance") adopted February 16, 1996, and incorporated into this Franchise Agreement by reference.

SECTION 2.   RIGHT OF TOWN TO ISSUE FRANCHISE.

         Falcon acknowledges and accepts the legal right of the Town to issue this Franchise Agreement.



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SECTION 3.   EFFECTIVE DATE OF FRANCHISE AND ACCEPTANCE.

         The effective date of this Franchise Agreement shall be 12-9, 1997, subject to acceptance by Falcon which acceptance shall be received by the Town not more than thirty (30) days after passage of the ordinance, which shall incorporate this Franchise Agreement and the Ordinance.

SECTION 4.   FRANCHISE TERM AND RENEWAL.

         This Franchise Agreement shall take effect and be in full force from and after the final passage hereof, subject to acceptance by the Grantee as herein provided and the same shall continue in full force and effect for a period of ten (10) years. Should the Grantee want to renew this Agreement, the then federal, state or local rules for renewal will be followed.

SECTION 5. SUPPLEMENT TO THE ORDINANCE. This Section supplements and updates the Ordinance and takes precedence over the Ordinance:

(a)      Definitions, changed and added:

3.28 changed to read: GROSS ANNUAL REVENUES means all receipts received directly or indirectly by the Grantee, from providing cable communication services within the Town of Grifton, including, but not limited to, basic Subscriber and additional service monthly fees, pay cable fees, installation and reconnection fees, leased channel fees, converter rentals, and personnel fees, and advertising revenues; provided, however, that this shall not include any taxes or copyright fees on services furnished by the Grantee herein imposed directly upon any Subscriber or user by the state, local or other governmental unit.

3.55 added to read: STATE-OF-THE-ART means that the Grantee shall construct, install and maintain its system in a manner which will continue to enable it to add new services and associated equipment as they are developed, available and when proved economically feasible and marketable to subscribers to the reasonable satisfaction of the Grantee.

(b)      Transfer of Ownership and Control:

Section 4.12.F of the Ordinance applies to initial construction of a system and does not apply to upgrade/rebuild of an existing system. If any transfer takes place during upgrade/rebuild of a current system, the Transferee must agree to complete the agreed upon upgrade/rebuild of the current system, under the terms of the Franchise Agreement, before transfer of the Franchise Agreement will be approved by the Grantor, unless other terms are mutually agreed upon by the Transferee and the Grantor.

(c)      Construction and Technical Standards:

Section 7.2.B(1) of the Ordinance requires a 750 MHz system. In view of changing technology, e.g. digital compression and future changes to compression of signals, the requirement for a specific number of MHz's in a system is not required. The upgrade/rebuild terms of the Franchise Agreement shall apply.



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Section 7.7 of the Ordinance requires monthly written updates on construction progress. The referenced reports apply to initial construction of a cable system. Reports on rebuild/upgrade of a current system will be as specified in the Franchise Agreement.

Section 7.8.E of the Ordinance requires certain test and independent engineer supervision of said tests. The intent of this requirement is that in cases where the Grantee is unwilling or unable to resolve system-wide technical problems, then an outside consulting engineer may be employed by the Grantee and at the Grantee's sole expense, to solve the problem. The cost of the outside consulting engineer would be treated as a cost of doing business under, the then, applicable FCC rules on rate regulation.

(d)      Service Provisions:

Section 8.4.E which requires the Grantee to provide information to the Grantor identifying subscribers by name is deleted in its entirety. Federal Subscriber Privacy Rules do not allow disclosure of any information concerning subscribers.

SECTION 6.   GRANT OF FRANCHISES.

(a) The Town herein grants to the Grantee a nonexclusive, revocable-for-cause as provided herein, Franchise Agreement to construct, operate and maintain a cable communication system within the Town, said Franchise Agreement shall constitute both a right and an obligation to provide the services of a cable communications system, as regulated by the provisions of this agreement.

(b) The franchise service area shall be the entire incorporated area of the Town, as now stands or as annexed.

SECTION 7.   ACCEPTANCE.

(a) By accepting this Franchise Agreement, the Grantee agrees to be bound by all the terms and conditions in this Franchise Agreement and the Ordinance. The Grantee also agrees to provide all services within the franchise area, with the exception of experimental trials of new services on a limited basis.

(b) By accepting this Franchise Agreement, the Grantee acknowledges that it does so relying upon its own investigation and understanding of the power and authority of the Town in connection with the system and this Franchise Agreement and the Ordinance.

(c) By accepting the Franchise Agreement, the Grantee acknowledges that it is has not been induced to enter into this Franchise Agreement by any understanding or promise or other statement not expressed therein, whether oral or written, concerning any term or condition of this Franchise Agreement, regardless of whether such statement was made by or on behalf of the Town.

(d) By accepting this Franchise Agreement, the Grantee acknowledges that it has carefully read the terms and conditions of the Franchise Agreement and the Ordinance.



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SECTION 8.   FRANCHISE FEES.

         During the term of this Franchise Agreement, the Grantee shall pay to the Town for use of its streets, public places, and other facilities, as well as the maintenance, improvements, and supervision thereof, an annual franchise fee in the amount of five (5) percent, but the Grifton Board of Commissioners reserves the right to increase the annual fee up to that legally allowed by law, upon passage of an ordinance including and stating the franchise fee rate and upon proper notification of the Grantee. The franchise fee is stated as a percentage of the annual Gross Subscriber Revenues received by the Grantee from operations conducted within the Town. This payment shall be in addition to any other tax or payment owed to the Town by the Grantee.

SECTION 9.   PERFORMANCE EVALUATION.

         In accordance with Section 5.4.B of the Ordinance and at the five year anniversary of this Franchise Agreement, a specific review may be scheduled, in open Board session, to discuss the telecommunications needs of the community, advances in technology or other mutually agreeable items which may need to be discussed.

SECTION 10.  SERVICES TO SUBSCRIBERS AND USERS.

(a) The Grantee shall provide, when standard installation is possible, basic cable and cable programming service, super station package and one (1) free outlet to each of the following public facilities: all courthouses, libraries, police and fire stations, rescue units, municipal office buildings and schools. The Grantee shall notify the Town in writing when standard installation is not possible. No monthly service fee shall be charged for the first outlet installed. The Grantee shall provide service to new construction hereafter for the above public facilities, provided they are within the standard installation parameters. Installation costs and fees for additional outlets and equipment shall be charged to the Town at Grantee's prevailing rates.

(b) The Grantee shall, when technically feasible, provide and maintain, at a minimum, at least one non-commercial community channel available on a first-come, first-served, nondiscriminatory basis, at no cost to users.

(c)      Community Channel.

         (1) Grantee, or its successor, shall provide a Community Channel to the Town, consisting of Educational and Governmental Programming and Local Origination Programming. Until such time as demand requires a separate channel for education and a separate channel for government, both parties to this Agreement agree to the combination of the channels. The determination on the need for separate channels will be mutually agreed upon by both parties.

         (2) Falcon, will provide necessary facilities, personnel and administrative support for operation of the Community Channel.

         (3) Grantee to contribute necessary equipment and provide the facilities to broadcast on the Community Channel the following: character generated bulletin board with items of community interest as provided by the Town; pre-edited video of a community/education nature provided by the Board of



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Education or their representative and the Town; other items of interest as provided by the Board of Education and the Town as may be agreed upon, from time-to-time, by Grantee and the Board of Education and the Town.

         (4) Grantee shall cooperate with the Town staff in providing promotional announcements on the availability of Community Programming.

         (5) Grantee shall cooperate with school and government officials to maximize use and benefit from Educational and Governmental Programming.

         (6) Grantee agrees to make a one-time, lump-sum grant to the Town in the amount of $700.00 for such cable-related purposes as the Town may from time-to-time determine for support of the Community Channel. Both parties to this Agreement agree that this grant money will not be passed on to the subscribers in either a direct pass through or as a rate adjustment.

(d) In accordance with Section 8.4.A and Section 9.1.A, the following takes precedence: The Grantee shall establish and maintain a business office and repair facility for the purposes stated in Section 8.4.A., within the system area.

(e) Emergency use of facilities. In accordance with Section 8.2.B of the Ordinance, the Grantee shall provide emergency alert capability pursuant the 1992 Cable Act Section 16 (b), Communications Act of 1934 Section 624 (g), 47 U.S.C. 544(g), as amended.

(f) Interconnectivity. In accordance with Section 5.3.D, of the Ordinance, the Grantee shall make every effort to interconnect its cable system to any other cable system within the franchise area, provided however that all parties agree to the interconnection and it is economically feasible, legal under the then current law and marketable for all parties concerned.

(g) Performance Bond. In accordance with Section 6.1.A, of the Ordinance, the Grantee shall obtain and maintain during the entire term of the Franchise Agreement and any extensions and renewals thereof, at its cost and expense, and file with the Town, a corporate surety bond in the amount of $25,000. The bond will be provided within forty-five (45) days after the effective date of the Franchise Agreement. Failure to timely obtain, file and maintain a bond shall constitute a substantial violation of this Franchise Agreement.

(h) System Upgrade. In accordance with Section I of the Ordinance, the following outlines the modernization of the cable system. Grantee will use the most economically and technically feasible technology to upgrade the system to a State-of-The-Art system. This may include a combination of technologies including, but not limited to, fiber optic and coaxial technology, and a combination of analog and digital technology depending on the application. The upgraded system will meet or exceed all applicable FCC technical standards. Grantee shall complete the upgrade of the system serving all areas of the Town with a minimum of 60 channel capacity. Grantee will meet, as scheduled, on a quarterly basis with the franchise authority to provide an update on the system upgrade schedule. The upgrade will be completed in two phases which will be completed within forty-eight (48) months from the effective date of this Agreement.

         (1) Design/Make-Ready Phase. This Phase includes the base mapping and electronic design used to obtain the necessary permits and agreements for actual construction of the system. Completion of this



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phase is estimated to require twelve (12) to twenty-four (24) months from the effective date of this Agreement and the following shall be accomplished:

                           a.       Complete Mapping of the system.

                           b. Obtain necessary permits from all affected agencies and complete negotiations for pole attachments.

                           c. Complete necessary action to provide material and equipment for the construction of the upgrade project, as per Falcon's inventory control system.

         (2) Construction Phase. This Phase includes the actual construction of the upgrade project. This Phase will be completed within eighteen (18) to twenty-four (24) months of the completion of the Design/Make-Ready Phase. During the Construction Phase the following will be accomplished: upgrade electronics, as needed; inventory and replace, as needed, all taps; replace coaxial cable, as needed, to meet the 60 channel capacity.

         (3) Snow Hill Headend will be upgraded to deliver a minimum of 60 channel capacity. Grantee shall comply with the FCC regulations and requirements for the transmission of broadcast digital television signals on its cable system. When required by FCC ruling Grantee shall provide a cable system capable of transmitting broadcast digital signals with no distortion.


SECTION 11.  CUSTOMER SERVICES.

Grantee will meet the customer service standards as established in Appendix A, as may be amended from time-to-time.

SECTION 12.  REMEDIES.

Should there be any unresolved issues pertaining to the performance of the Grantee between the Town and Grantee, the Grantee may recover material and liquidated damages under the provisions of this Franchise Agreement, as well as all provisions of the Act.

         (a) Schedule of liquidated damages. Because Grantee's failure to comply with certain material provisions of this Agreement will result in injury to the Town or to subscribers, and because it will be difficult to estimate the extent of such injury, the Town and Grantee hereby agree that liquidated damages and penalties stated below represent both parties best estimate of the damages resulting from the specified injury. To maintain that estimate, the parties agree that the liquidated damage amount is in 1997 dollars and shall be increased each year by the increase in the US City Average of the Consumer Price index, if inflation from the date of this Agreement has exceeded twenty (20) percent.

         (b) Violations. For the violation of any of the following, the Town will notify Grantee in writing of the violation. The Town shall provide Grantee with detailed written notice of any Agreement violation upon which it proposes to take action, and a ninety (90) day period within which Grantee may demonstrate that a violation does not exist or to cure an alleged violation or, if the violation cannot be corrected in 90 days, to submit a plan satisfactory to the Town to correct the violation. If an alleged



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violation is proven to exist, and no cure or action on a plan acceptable to the
Town has been received by the Town within ninety (90) days, such liquidated damages shall be chargeable to the performance bond as set forth in this Agreement if not tendered by Grantee within thirty (30) days of notification by the Town. Grantee may petition the Town Board for relief for just cause. The imposition of liquidated damages shall not preclude the Town from exercising the other enforcement provisions of this Agreement, including revocation, or other statutory or judicially imposed penalties. No penalty shall be assessed if the violation occurs without fault of the Grantee or occurs as a result of circumstances beyond its control. Liquidated damages may be imposed as follows:

                  (1) For failure to materially complete construction or extend service in accordance with this Agreement:
                           $100 for each day the violation continues;

                  (2) For failure to materially comply with requirements for Community Channel: $100/ for each day the violation continues;

                  (3) For transferring the Agreement without approval: One time penalty of $2,500;

                  (4) For violation of the customer service standards measured on an individual basis: $50 per violation. For violations of applicable customer service standards for which the operator's compliance is measured in annual terms of its response to individual customers, $1,500.00 for any period during which it fails to meet applicable performance standards;

                  (5) For failure to provide data, documents, record or reports or any other information required by this Franchise Agreement: $50.00/ for each day the violation continues;

                  (6) For failure to test, analyze and report on the performance of the system following a request by the
                           Town: $50.00/ for each day the violation continues.

SECTION 13.  WAIVER.

The failure of the Town at any time to require performance by Falcon of any provision hereof shall in no way affect the right of the Town hereafter to enforce the same. Nor shall the waiver by the Town of any breach of any provision hereof be taken to be a waiver of any succeeding breach of such provision, or as waiver of the provision itself.

SECTION 14.  CUMULATIVE PROVISIONS.

The rights and remedies reserved to the Town by this Franchise Agreement are cumulative and shall be in addition to and not in derogation of any other rights or remedies which the Town may have with respect to the subject matter of this Franchise Agreement, and a waiver thereof at any time shall have no effect on the enforcement of such rights or remedies at a future time.

SECTION 15.  NO JOINT VENTURE.

Nothing herein shall be deemed to create a joint venture or principle-agent relationship between the parties,



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and neither party is authorized to, nor shall either party act toward third persons or the public, in any manner which would indicate any such relationship with the other.

SECTION 16.  ENTIRE AGREEMENT.

This agreement and all attachments hereto, as incorporated herein, represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersede all prior oral negotiations between the parties, and can be amended, supplemented, modified, or changed only by a written document executed by the parties.

SECTION 17.  FORCE MAJEURE.

Notwithstanding any provision of the contrary contained herein, neither the Town nor the Grantee shall be held liable for or suffer any penalty or detriment for, any failure to comply with any provision of this Franchise Agreement if such failure to comply accrues from any act of God or any other condition not within the reasonable control of such non-complying person; provided, however, that this provision shall not apply to Grantee's financial obligations hereunder.

SECTION 18.  NOTICES.

All notices and other communications hereunder shall be in writing and shall be deemed to have been given on the date of actual delivery, by registered or certified mail, return receipt request, postage prepaid. The address for service of notice to the Grantee shall be addressed to Falcon Cable Media, Post Office Box 236, Holly Ridge, North Carolina 28445. Notices to the Town shall be addressed to the Town Clerk, Town of Grifton, Post Office Box 579, Grifton, North Carolina 28530. Either the Town or the Grantee may change address to which all notices shall be sent by addressing a notice of such change in the manner provided in this section.

         ADOPTED AND EFFECTIVE THIS THE 9TH DAY OF DECEMBER 1997, after being introduced, read and adopted during the two regularly scheduled meetings of 12-3, 1997 and 12-9, 1997.

         FOR THE TOWN OF GRIFTON


                                       /s/ Ralph L. Thaxton
                                   ---------------------------
                                               Mayor

         Town Seal



ATTEST:                               Approved as to legal form and sufficiency:

           /s/ Patricia H. Bryan        /s/ Russell Houston
          ------------------------     --------------------------------
                  Town Clerk                    Town Attorney



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FOR FALCON CABLE MEDIA:

                                    BY:  /s/ Howard Gan
                                        ----------------------------------
                                               Vice President

                                    DATE: 1/20/98
                                          --------------------------------

ATTEST:                             BY:        /s/ Laura Dainko
                                        ----------------------------------

                                    TITLE:     Admin Asst
                                          --------------------------------

                                    DATE:      1/20/98
                                          --------------------------------


Notary Certification:



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APPENDIX A


                           Customer Service Standards

1.       Subscriber Privacy

         In accordance with the Act, the company shall abide by the provisions of the Act; and no less than annually, provide notice in the form of a separate written statement to subscribers the provision of the Act.

2.       Employee Identification

         When calling in person, on subscribers or other residents, all employees or authorized representatives of the Grantee, including subcontractors, are required to display an employee identification card with their name, photograph and signature, and a telephone number that can be used for verification of the representative capacity with the Grantee. All vehicles, including subcontractors, shall display the name of the cable-telecommunications company.

3.       Office and Telephone Availability

         A. Knowledgeable, qualified company representatives shall be available to respond to customer telephone inquiries Monday through Friday during normal business hours. Additionally, based on community needs, system shall staff telephone for supplemental hours on weekdays and/or weekends.
         B. Under normal operating conditions, telephone answer time by a customer service representative, including wait time required to transfer the call, shall not exceed 30 seconds. This standard shall be met no less than seventy-five percent of the time measured on an annual basis.
         C. Under normal operating conditions, the customer shall receive a busy signal less than three percent of the total time that the cable office is open for business. This standard shall be met no less than seventy-five percent of the time measured on an annual basis.
         D. Customer service center and bill payment locations shall be open for transactions Monday through Friday during normal business hours.
         E. Grantee shall be responsible for adopting, publishing and implementing subscriber complaint procedures. The procedures shall be designed to resolve subscriber complaints in a timely and satisfactory manner; to develop sensitivity and responsiveness to subscriber needs on the part of the franchise management; and to improve the quality and dependability of services to subscribers by the Grantee. Established Complaint Procedures shall include specific provisions for registering subscriber repair service complaints received by telephone twenty-four (24) hours each day and seven (7) days each week; for permitting subscriber repair service complaints to be received at the Grantee's business office from 8:00 a.m. until 5:00 p.m. on Monday through Friday of each week; and the address of the Grantee's business office.

4.       Installations, Outage and Service Calls



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         Under normal operating conditions, each of the following standards shall be met no less than 75% of the time measured on an annual basis.
         A. Standard installation, excluding underground, shall be performed within seven business days after an order has been placed. "Standard" installations are up to 188 feet from the existing distribution system. This standard shall be met seventy-five percent of the time.
         B. Excluding those situations beyond the control of the Grantee, the Grantee shall respond to system-wide service interruptions promptly, and no later than 6 hours after the interruption becomes known to the Grantee. Grantee must begin actions to correct service problems unrelated to outages the next business day after notification to the Grantee of the service problem.
         C. The appointment window alternatives for installations, service calls and other installation activities shall be (a) morning,
                  (b) afternoon, or (c) all day during normal business hours. Additionally, based upon community needs, the Grantee shall schedule supplemental hours during which appointments can be set.
         D. If, at any time, an installer or technician is running late, an attempt to contact the customer shall be made and the appointment rescheduled as necessary at a time which is convenient for the customer.
         E. The Grantee shall render efficient service, make repairs promptly and interrupt service only for good cause and for the shortest time possible.
         F. Grantee shall receive customer calls twenty-four (24) hours per day and respond to single customer outage complaint calls until 7:00 p.m. on normal business days. The intent is that if a single subscriber suffers a service interruption, Falcon Cable will take action to correct the interruption the same day until 7 p.m. or if after 7 p.m., Falcon will correct the problem the next business day. After 7:00 p.m. on any day, trained technicians shall respond to calls if three (3) or more complaints are received by subscribers served in a common area.

5.       Communication, Statements, Refunds and Credits

         A. The cable company shall provide written information in each of the following areas at the time of installation and at any future time upon request (this standard shall be met no less than ninety-five percent of the time measured on an annual basis):
                          -     products and services offered;
                          -     prices and service options;
                          -     installation and service policies;
                          -     how to use the cable service
         B. Statements (billing) shall be clear, concise and understandable.
                  The itemized charges identified on the subscriber bill as the total charge for cable service must include all fees and costs.
         C. Refund checks shall be issued promptly, but no later than the earlier of 45 days or the customer's next billing cycle following the resolution of the request, and the return of the equipment supplied by the cable company. This standard shall be measured on an annual basis and shall be met ninety-five percent of the time.
         D. Customers shall be notified in writing a minimum of 30 days in advance of any rate or channel change, provided the change is within the control of the Grantee. This performance shall be measured on an individual basis and shall be met one hundred percent of the time.



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         E.       Outage credit granted to subscribers as follows:
                      Should Grantee fail to correct a service problem, pertaining to a service interruption, within 24 hours after having been provided notice, upon request of the subscriber, Grantee shall credit 1/30th of the monthly charge for the affected tier or premium service program to the subscriber for each 24-hour period or fraction thereof following the first 24-hour period during which the subscriber experiences reduced service. This performance is measured on an individual basis.

6.       Complaint - Appeals

         A. Upon notification by a subscriber of an unresolved complaint, the Town Manager shall determine the facts of the complaint by obtaining information from the subscriber and the Grantee; and shall act to resolve the complaint in a manner consistent with the authority granted the Town Manager by the Board.

         B. The Town reserves the right to regulate the rates to the maximum extent allowed by law, to include the filing of complaints at the FCC, as may be permitted by applicable law.


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